Exhibit 10(g)

                                                                            9/99
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                           STANDARD FORM OF LOFT LEASE
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                     The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, made as of this 3rd day of October in the year 2001, between

WASHINGTON GROUP LLC ("Owner" or "Landlord")  c/o Newmark & Company Real Estate,
      Inc., having an office at 125 Park Avenue, New York, NY 10017 party of the first part, hereinafter referred to as OWNER, and
EMPIRE INSURANCE COMPANY ("Tenant") of 335 Adams Street, Brooklyn, NY 11201

                    party of the second part, hereinafter referred to as TENANT,

WITNESSETH:    Owner hereby leases to Tenant and Tenant hereby hires from Owner

A Portion of the Third (3rd) Floor as shown in Exhibit "A" attached hereto and made a part hereof in the building known as 45 Main Street
in the Borough of Brooklyn , City of New York, for the term of Four (4) Years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the

 1st day of January   in the year  2002 ("Commencement Date"), and to end on the
 31st day of December in the year 2005 ("Expiration Date") , and both dates inclusive, at an annual rental rate of

See Article 41 for the annual rental rates.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).
      In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
RENT:          1. Tenant shall pay the rent as above and as hereinafter provided
OCCUPANCY:     2. Tenant shall use and occupy the demised premises for
General Executive and Administrative Offices for an Insurance Company provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.


ALTERATIONS: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by a governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof; and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant a by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and surrendered with the demised premises unless Owner, by notice to Tenant no later then twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair end restore the demised premises to the condition existing prior to any such installations, and repair damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

REPAIRS: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten 10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages far breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

WINDOW CLEANING: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law of any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or non arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any


                     Please initial here: Landlord _______        Tenant _______

Property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground a underlying lessor a by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request

TENANT'S LIABILITY INSURANCE PROPERTY LOSS, DAMAGE, INDEMNITY: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the carelessness, negligence or improper conduct of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon a about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened a bricked up, if required by law) for any reason whatsoever including but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, a the carelessness,
negligence  or  improper  conduct  of  Tenant,  Tenant's  agents,   contractors,
employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, ..invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld or delayed.

DESTRUCTION, FIRE, AND OTHER CASUALTY: 9. (a) If the demised or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (a sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish a or to rebuild it, then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant, given within ninety 90) days after such fire a casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty
(60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date of casualty and any payments of rent made by Tenant which were on account of any period subsequent to such date shall returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof; with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property at Owner's expense. Tenant's liability for rent shall resume thirty (30) days after written notice from Owner that the demised premises are substantially ready for Tenant's

[GRAPHIC OMITTED] RIDER TO BE ADDED IF NECESSARY.

occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty caused by Tenant. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not he obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of
Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

ASSIGNMENT, MORTGAGE, ETC.: 11. Tenant, for itself, its heirs, distributes, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign., mortgage or encumber this agreement, nor underlet, a suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent therein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting

ELECTRIC CURRENT:     12. Deleted Intentionally

ACCESS TO PREMISES: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction., nor shall Tenant be required to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly (in the event of emergency only) and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable, therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have ceased to occupy and shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

                     Please initial here: Landlord _______        Tenant _______

VAULT, VAULT SPACE, AREA: L4. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation on diminution or abatement of rent, nor shall such revocation, diminution on requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant if used by Tenant, whether or not specifically leased hereunder.

OCCUPANCY 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

BANKRUPTCY: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute a order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provision of the Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.
     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the amount by which the rental reserved hereunder for the unexpired portion of the term demised exceeds the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof; before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT: 17. (1) if Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent on additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under ss.365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed after ten (10) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15 ) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then the provisions of Article 60 shall apply.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof either m the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than on exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charges a higher rental than that in this lease, (c) Tenant or the legal representative of Tenant shall also pay to Owner to liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease The failure of Owner to re-let the demised premises on any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in arty way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate on be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws

FEES AND EXPENSES: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to Pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting on defending action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of matting of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT: 20. Owner shall have the night, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as express[y set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto arc merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                     Please initial here: Landlord _______        Tenant _______

END OF TERM: 22. Upon the expiration on other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises,
"broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants, and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, on if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in an wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

NO WAIVER. 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment on subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery, of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

WAIVER OF TRIAL BY JURY: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any. counterclaim of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

INABILITY TO PERFORM: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, on is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, on any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly on indirectly, by war on other emergency.


[GRAPHIC OMITTED] SPACE TO BE FILLED IN OR DELETED



BILLS AND NOTICES:     28.  Deleted Intentionally
                                 See Article 54

WATER CHARGES: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, on the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage on sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent,

[GRAPHIC OMITTED]     on the first day of each month,                          %
         ($ None ) of the total meter charges as Tenant's portion. Independently of: and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

SPRINKLERS: 30. Anything elsewhere in this lease to the contrary notwithstanding if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of

[GRAPHIC OMITTED]$ None , on the first day of each month during the term of this lease, as Tenant s portion of the contract price for sprinkler supervisory service.

ELEVATORS, HEAT, CLEANING: 31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 am. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 am. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants.
See Article 73, Paragraph B
Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

                     Please initial here: Landlord _______        Tenant _______

SECURITY: 32. Tenant has deposited with Owner the sum of $ 0.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, on for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

CAPTIONS: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof

DEFINITIONS: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the went of any sale or sales of said land and building or of said lease, or in the event of a lease of said building or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder excluding any monetary obligation owed to Tenant and not assumed by subsequent Owner and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

ADJACENT EXCAVATION SHORING: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury of damage,
 [GRAPHIC OMITTED] Space to be filled in or deleted.
and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty. or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees

GLASS:     37
                              Deleted Intentionally

ESTOPPEL CERTIFICATE: 38. Tenant, at any time, and from time to time upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating, the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

DIRECTORY BOARD LISTING: 39. If; at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

SUCCESSORS AND ASSIGNES: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors and except as otherwise provided in this lease, their assigns.
                                 See Article 50.


See Rider and Exhibits attached hereto and made a part hereof.
In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                    WASHINGTON GROUP LLC     [GRAPHIC OMITTED]
                                      -------------------------

_____________________________         By:______________________ [L.S]


Witness for Tenant                    EMPIRE INSURANCE COMPANY [GRAPHIC OMITTED]
                                      -------------------------

_____________________________         By:______________________ [L.S]




                                 ACKNOWLEDGEMENT
STATE OF NEW YORK,
                        SS.:
COUNTY OF

On the _____ day of ___________________  in the year __________,  before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________________________________, personally known to me or proved tome on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                             _________________________________
                                                       NOTARY PUBLIC



                     Please initial here: Landlord _______        Tenant _______

                             IMPORTANT - PLEASE READ


RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used to any space, on in the public hall of the building either by Tenant or by jobbers or others in the delivery, or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant's expense, keep the sidewalk and, curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether on not caused by Tenant, its clerks, agents, employees or visitors.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to substances into any of the corridors of halls, elevators, or out of the doors other windows on stairways of the building and Tenant shall not use, keep or permit to be used or kept, any foul on noxious gas or substance in the demised premises, on it on suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way , with other tenants or those having business therein nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

     6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stones, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent same.

     10. Owner reserves the right to exclude from the building all who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8 :00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

     11. Owner shall have the night to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building of its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors, to permeate in, or emanate from the demised premises.

     13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises

     14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost an expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend, and hold Owner harmless (including reasonable legal fees and expenses) from and against, any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.


Address

Premises
================================================================================
                                          Dated                in the year

TO
                                          Rent Per Year

=========================================
       STANDARD FORM OF                   Rent Per Month



[GRAPHIC OMITTED] Loft Lease [GRAPHIC OMITTED]    Term
                                                  From
                                                  To
=========================================
                                              Drawn by .........................
  The Real Estate Board of New York, Inc.     Checked by .......................
   Copyright. 1999. All rights Reserved.      Entered by........................
Reproduction in whole on in part prohibited.  Approved by.......................



                     Please initial here: Landlord _______        Tenant _______

================================================================================
RIDER ATTACHED TO AND FORMING A PART OF LEASE DATED OCTOBER 3, 2001 BY AND BETWEEN WASHINGTON GROUP LLC ("OWNER" OR "LANDLORD") AND EMPIRE INSURANCE COMPANY ("TENANT") FOR SPACE CONSISTING OF A PORTION OF THE THIRD (3RD) FLOOR AT 45 MAIN STREET, BROOKLYN, NY
================================================================================

41.   CERTAIN DEFINITIONS
      -------------------

      A. The Term of this Lease (the "Term") shall commence on January 1, 2002 (the "Commencement Date"). The Term of this Lease shall expire, unless sooner terminated as herein provided, on December 31, 2005 (the "Expiration Date").

      B. The "Building" means the land, building, improvements and appurtenances known as and located at 45 Main Street in Kings County of the City and State of New York.

      C. Tenant covenants and agrees to pay "Annual Base Rent" to Landlord in equal advance monthly installments ("Monthly Base Rent") on the first day of each and every month that occurs, in whole or in part, during the Term, without any prior demand, offset or deduction of any kind whatsoever at the annual rental rates set forth in the following Chart #1:

                           Chart #1. ANNUAL BASE RENT

--------------------------------------------------------------------------------
                Lease Year Period       Annual Base Rent       Monthly Base Rent
--------------------------------------------------------------------------------
January 1, 2002 to December 31, 2002     $625,000.00                $52,083.33
--------------------------------------------------------------------------------
January 1, 2003 to December 31, 2003     $643,750.00                $53,645.83
--------------------------------------------------------------------------------
January 1, 2004 to December 31, 2004     $663,062.50                $55,255.21
--------------------------------------------------------------------------------
January 1, 2005 to December 31, 2005     $682,954.38                $56,912.87
--------------------------------------------------------------------------------


      D. The agreed "Rentable Square Footage" of the demised premises is 25,000.

      E. "Tenant's Percentage" means 5.252%.

      F. "Base Tax Year" means July 1, 2002 to June 30, 2003.

42.   ADDITIONAL RENT AND MISCELLANEOUS DEFINITIONS
      ---------------------------------------------

      A. All payments other than Annual Base Rent required to be made by Tenant pursuant to this lease (including, but not limited to, escalation charges, and any and all damages, interest, costs, fees and expenses caused by Tenant's default) shall be deemed additional rent and, in the event of any nonpayment thereof, Landlord shall have all rights and remedies provided for herein and by law for nonpayment of Annual Base Rent in addition to whatever other remedies may be available to Landlord.

      B. Unless expressly provided otherwise in this lease, the amount shown as due to Landlord (or Landlord's agent) in all bills, invoices and statements to Tenant shall be due and payable by Tenant upon receipt without further demand. Any delay or failure of Landlord or its agent to prepare and deliver any bill, statement or invoice shall not constitute a waiver of the right to collect any payment that may have become due during the term of this lease, including, without limitation, retroactive payments for any and all amounts unbilled, provided that no default shall exist unless and until such amounts are billed. Tenant shall perform such acts, execute such documents and furnish such information as Landlord may

Lease Rider Page 1.                  Please Initial: Landlord _____ Tenant _____
reasonably require from time to time to substantiate Tenant's compliance with the provisions of this lease within a reasonable time after written demand, and such obligations shall survive the expiration or sooner termination of this lease.

      C. All payments of Annual Base Rent and additional rent pursuant to this lease shall be made by Tenant with checks drawn upon a New York City bank that is a member of the New York Clearing House Association or any successor thereto if any out-of-state check of Tenant is dishonored. If Landlord receives from Tenant any payment less than the full amount of the Annual Base Rent and additional rent then due and owing, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord, in its sole discretion, may apply such payment in whole or in part to any Annual Base Rent, any additional rent or to any combination thereof then due and payable hereunder.

      D. The non-prevailing party in any cause of action or defense asserted in any action or proceeding between Landlord and Tenant relating to this lease or the demised premises, shall pay the reasonable attorneys' fees, costs and disbursements of the prevailing party for such action or proceeding within thirty (30) days of demand. If a default by one party causes the other party to prosecute or defend an action or proceeding, the defaulting party shall pay the attorneys' fees, costs and disbursements of the non-defaulting party for such action or proceeding within thirty (30) days of demand. If either party suffers, pays or incurs any damages, losses, fees or expenses (including, without limitation, reasonable attorneys' fees and disbursements) due to a default, act, omission or request of the other party, the defaulting party shall pay the total amount thereof to the non-defaulting within thirty (30) days of demand.

      E. If all rent is not paid in full within thirty (30) days after it is due and payable hereunder, Tenant shall pay Landlord interest on late payments that shall accrue daily from the date payment was due to the date Landlord collects payment in full. The rate of interest on late payments shall be equal to an annual rate that is two (2) percentage points above the then current annualized prime commercial short term lending rate of Citibank, NA or its successor. However, if the collection of interest at the rate specified herein would be usurious or otherwise unenforceable, interest on late payments shall accrue at the highest enforceable rate.

      F. Unless Landlord shall otherwise expressly agree in writing, acceptance of rent from anyone other than Tenant named herein shall not relieve Tenant of any of its obligations under this lease (including, but not limited to, the obligation to pay Annual Base Rent and additional rent, to the extent still due and unpaid). Acceptance of rent from anyone other than Tenant shall not be deemed to constitute a consent to assignment of this lease or a subletting or other occupancy of the demised premises (in whole or in part) by anyone other than Tenant or a waiver of any of Landlord's rights or Tenant's obligations. A transfer of control, or a transfer of an interest equal to, or greater than a fifty percent (50%) beneficial interest in Tenant, whether such transfer occurs at one time, or in a series of transactions, and whether of stock, partnership or membership interest(s), or otherwise, shall be deemed an assignment of this lease requiring Landlord's prior written consent except if and as expressly provided otherwise in this lease.

      G. References in this lease to "rent", "Rent", "rents", "Rents", "rental", "Rental", "rentals" and "Rentals" shall mean and include Annual Base Rent and additional rent. The "annual rental rate" identified at page 1 of this lease means the Annual Base Rent. The Annual Base Rent is the minimum rental due and payable without prior demand, offset or deduction. No decrease in any additional rent for any period shall yield an offset or deduction in any other rental or for any other period. References in this lease to Tenant being "in default" and/or "Tenant's breach" or "default" shall mean and include each and every default, breach, misfeasance, nonfeasance, nonpayment, or any other failure of Tenant to perform any of its obligations hereunder. If there is an other lease between Landlord and Tenant (or any entity that is an affiliate, subsidiary, parent, partner, member, manager, shareholder, successor, assignee

Lease Rider Page 2.                  Please Initial: Landlord _____ Tenant _____
or designee of Tenant) for space in the Building containing the demised premises, a default under either lease shall be deemed to be a default under both leases. If Landlord gives notice of default, Tenant seeks declaratory or injunctive relief, and Tenant's time to cure is extended pending the outcome of such declaratory judgment and/or injunctive action or proceeding, Tenant shall be deemed to be "in default" under this lease during the pendency of such action or proceeding for the purposes of those rights that are exercisable by Tenant (and/or those obligations which are enforceable against Landlord) only if Tenant is not "in default". All of Tenant's obligations to pay rent, to indemnify Landlord and to obtain insurance during the Term shall survive the expiration of the Term or sooner termination of this lease.

      H. Landlord's managing agent may give notices, demands, invoices, statements and/or bills to Tenant in Landlord's behalf; any such notice, statement, invoice, demand or bill shall be deemed to have been given by Landlord. Tenant agrees that all of the representations, warranties, covenants, waivers and indemnities made in this lease by Tenant for the benefit of Landlord shall also be deemed to inure to and be for the benefit of Landlord's agent, and its and/or Landlord's, partners, members, manager(s), trustee(s), shareholders, directors, officers, employees, agents, attorneys and independent contractors. References to "Landlord's agent" or "Landlord's agents" shall include, but not be limited to, Landlord's managing and/or leasing agent.

      I. "Laws" shall mean and include all present and future laws, rules, regulations, ordinances, codes and orders of all governmental and quasi-governmental authorities, agencies and departments, and the directions, provisions and requirements thereof and of utility companies, labor agreements and insurance boards, policies, carriers, underwriters and rating bureaus. Whenever this lease requires or permits Tenant to "provide" something, "provide" shall mean and include supply, furnish, install, operate, repair, replace and maintain the same as necessary to keep the same and the demised premises in good working order and condition throughout the Term at Tenant's sole cost, risk and expense.

      J. The provisions of this Article shall supplement (not limit) other provisions of this lease pertaining to the same matters as this Article and related matters.

43.   RENT ESCALATION - TAX INCREASES
      -------------------------------

      A. "Tenant's Percentage" is defined in Article 41.

      B. "Tax Year" shall mean each successive period of twelve (12) months starting July 1 and ending June 30 that occurs, in whole or in part, during the term of this lease, or such other fiscal year as may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

      C. "Base Tax Year" is defined in Article 41.

      D. "Real Estate Taxes" shall mean all taxes, assessments and impositions (general or special, foreseen or unforeseen, ordinary or extraordinary) levied, assessed or imposed (including, but not limited to, real property taxes and any building improvement district charges) by federal, state or local governments and their political subdivisions upon all or part of the building(s) and the land(s) of which the demised premises forms a part and any sidewalks, curbs, plazas, air rights and the like appurtenant to them (collectively called the "Building"). Real Estate Taxes shall not include any transfer, income, inheritance or gift taxes of Landlord nor any tax that does not relate only to the land, building, appurtenances and improvements of which the demised premises forms a part. If there is a change in the method of taxation which results in any franchise, income, rent, profit or other tax, fee, charge or assessment, however designated, being made against Landlord and/or the owner of the Building, in substitution of, or in addition to any Real Estate Tax (in whole or in part) each and every such tax, fee, charge or assessment, to the extent the same pertains solely to the land, building, appurtenances and improvements, shall be included as a part of Real Estate Taxes.

      E. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys' fees and rebilling expenses) in connection with its efforts to reduce, or minimize increases in the Real Estate

Lease Rider Page 3.                  Please Initial: Landlord _____ Tenant _____

Taxes and/or the assessed valuation of the Building, any and all such expenses shall be added to, and made a part of Real Estate Taxes for the Tax Year to which they relate.

      F. If the amount of the Real Estate Taxes in any Tax Year exceeds the amount of the Real Estate Taxes for the Base Tax Year, as finally determined, Tenant agrees to pay Landlord annually the Tenant's Percentage of the difference between such amounts (the "Tax Escalation Payment") within thirty (30) days after Landlord bills Tenant therefor. If a Tax Year after the Base Tax Year falls partially outside the term of this lease, Tenant's Tax Escalation Payment under this paragraph for such Tax Year shall be prorated to reflect the portion of such Tax Year which falls within the term of this lease. The tax bill issued to Landlord shall be conclusive as to the Real Estate Taxes to which such tax bill relates and shall be used in computations of Real Estate Taxes under this Article unless and until a new or amended tax bill is issued to Landlord for the same period. If Landlord elects to bill amounts due from Tenant under this
Article in more than one installment, it may do so without waiving its right to collect any balance of the yearly amount of the Tax Escalation Payment in one installment within thirty (30) days as provided above.

      G. If, during the Term, the Real Estate Taxes for the Base Tax Year ultimately are less than the Real Estate Taxes initially imposed upon the Building for the Base Tax Year, Tenant shall pay Landlord, promptly upon demand, any additional amount thereby payable pursuant to this Article as the Tax Escalation Payment for all Tax Years elapsed subsequent to the Base Tax Year.

      H. If Landlord receives any refund of Real Estate Taxes for any Tax Year for which Tenant has made a payment pursuant to this Article, Landlord shall (after deducting from such refund all expenses incurred in connection therewith) pay or credit to Tenant, if Tenant is not in default hereunder, Tenant's Percentage of the net refund.

44.   LEASE NOT BINDING UNLESS EXECUTED AND DELIVERED
      -----------------------------------------------

This lease shall not bind Landlord unless and until it has been signed and delivered by Tenant, received and accepted by Landlord, and then countersigned and redelivered by Landlord to Tenant. The execution and delivery of this lease by Tenant shall constitute its irrevocable offer to enter into this lease that Landlord shall have at least five (5) business days to accept or reject.

45.   ADDITIONAL ASSIGNMENT AND SUBLETTING PROVISIONS

      A. "Disposition" means an assignment, release or reassignment (in whole or in part) of this lease, a sublease of all or part of the demised premises, or a license, concession or other agreement to permit any or all of the demised premises to be used or occupied by any other party. A sub-sublease, sub-assignment or the cancellation, renewal or other material modification of any Disposition shall be deemed to be a new Disposition. No Disposition shall be made without Landlord's prior written consent. The "Effective Date" of a sublease or assignment means the date on which the sublease term will begin or the assignment will become effective.

      B. Every assignment of this lease must provide that the assignee assumes the payment and performance of Tenant's obligations under this lease as if it had executed it as the original Tenant; and that Landlord and the assignee may modify this lease in any manner, without notice to the Tenant or Tenant's prior consent, without thereby terminating any assignor's liability under this lease, except that any such modification that, in any way, increases an assignor's liability shall not, to the extent of such increase only, be binding upon the assignor.

      C. Every sublease of the demised premises, in whole or in part, shall be subject and subordinate to this lease in all respects and must include the following:

      "In the event of a termination of any underlying lease, the subtenant hereunder shall, at the option of the lessor under any such lease ('Underlying Lessor'), attorn to and recognize the Underlying Lessor as sublandlord hereunder and shall, promptly upon the Underlying Lessor's

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

      request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (i) be liable for any previous act or omission of the sublandlord under this sublease, (ii) be subject to any offset, not expressly provided for in this sublease, which shall have accrued to the subtenant hereunder against said sublandlord,
      (iii) be bound by any modification of this sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor, or (iv) be obligated to afford rights or provide services in excess of or different than those required to be furnished to the sublandlord as the tenant under the Underlying Lease for the space to which this sublease relates. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such Underlying Lease, to terminate this sublease or surrender possession of the premises demised hereby. This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor."

      D. Subject to the provisions of Article 11 and the other applicable provisions of this lease, if Tenant is not in default, Landlord shall not unreasonably withhold or delay its prior written consent to a Disposition in the form of an assignment of this lease or a sublease of all or part of the demised premises by Tenant provided that: Tenant gives written notice to Landlord at least thirty (30) days, but not more than one hundred twenty (120) days prior to the Effective Date requesting Landlord's prior written consent, and such notice is delivered to Landlord together with executed duplicate originals of the assignment or sublease and any and all other agreements that will have been made in connection with the Disposition, and the agreements have been signed and delivered subject to receipt of Landlord's prior written consent; and, at least ten (10) days prior to the Effective Date, Tenant furnishes Landlord with such other such other documents and information as Landlord may reasonably require to substantiate compliance with the provisions of this lease, to evaluate the financial strength and suitability of the other party to the Disposition, and be fully informed of all relevant facts when it decides whether or not to issue its consent to the Disposition. If there is any assignment or sublease permitted under this Article, Landlord shall be entitled to receive fifty percent (50%) of any consideration paid for the assignment and fifty percent (50%) of any "Profits" (as defined below) in connection with the subletting as additional rent. "Profits" on a subletting shall mean the difference between (i) the amounts paid as rent and additional rent by the subtenant to the Tenant in and for each month of the sublease term and (ii) the Annual Base Rent and monthly additional rents due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter, provided, however, that if a sublease involves less than the entire demised premises, for the purposes only of computing the Profits on a subletting, the amounts paid by Tenant to Landlord used in subpart (ii) above shall be prorated each month to reflect the portion of the demised premises being sublet.

      E. The foregoing notwithstanding, no Disposition shall be made with any of the following: a prospective tenant (or its designee) who is discussing with Landlord (or Landlord's agent) its need for space in the Building, or who has so negotiated within the previous six (6) months; a current tenant, subtenant or occupant of space in the Building or the subsidiary, affiliate, parent, or successor thereof, or of any such successor or related entity; any party not financially responsible or unable to adequately evidence financial responsibility to Landlord's reasonable satisfaction; any party that will be engaged in a business or use that will require services from Landlord, or place demands on facilities in the Building of a different nature or to a greater extent than Landlord was required to afford before under this lease, that is likely to adversely affect (or increase burdens on) any operation of Landlord or any tenant or occupant of the Building, violate a restrictive covenant of Landlord, contravene any provision of a mortgage, net lease or any other agreement of Landlord or breach this lease. Landlord's managing/leasing agent shall be hired by Tenant as the exclusive real estate broker of Tenant with the exclusive right to effect any Disposition requiring Landlord's prior written consent for a period of one hundred eighty (180) days

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

in each instance in accordance with the then current rates and rules for payment of one full commission to said real estate broker under its then standard listing agreement for an assignment, sublease or release of lease.

      F. If a Disposition requires subdividing the demised premises (e.g., construction of new demising walls to create a separate independently serviceable unit of space) or any other Tenant Change, such Disposition and the alterations described therein shall require Landlord's prior written consent and approval, which shall not be unreasonably withheld or delayed.

      G. Neither Landlord's consent to any Disposition, nor any Disposition made at any time shall release Tenant from its liability for the performance of Tenant's obligations hereunder before, during or after any such Disposition, or constitute Landlord's consent required for any other, or further Disposition, or Landlord's approval of any alterations described therein, or in any other or further Disposition. Landlord may collect payments from an assignee, subtenant or occupant and apply the net rent received to Tenant's obligations without accepting the payor as a direct tenant of Landlord, and without having such acts constitute Landlord's consent to an assignment, subletting or other Disposition, or a release of Tenant.

      H. Anything contained in this lease to the contrary notwithstanding, within fifteen (15) days after Landlord's receipt of Tenant's notice requesting Landlord's consent to an assignment of this lease or the subletting of the demised premises, in whole or in part, Landlord may give notice electing to cancel this lease effective as of either (i) the Effective Date of the proposed Disposition, or (ii) as of the last day of the month occurring sixty (60) days after such notice of cancellation is given, at Landlord's option. If Landlord shall give its cancellation notice as provided in this paragraph, the Term shall end on the effective date of cancellation specified therein as if such date had been the original Expiration Date of this lease.

      I. Tenant shall pay to Landlord, promptly upon demand therefor, all reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any Disposition whether or not Landlord consents thereto.

46.   BROKERAGE
      ---------

Landlord and Tenant warrant and represent to each other that they have had no dealings with any real estate broker, agent or finder except NEWMARK & COMPANY REAL ESTATE, INC. and GRUBB & ELLIS NEW YORK, INC. (the "Brokers") in connection with this lease and covenant and agree to indemnify, defend and hold each other harmless on demand from and against any and all costs, expenses or liability (including reasonable attorneys' fees) for any compensation, commissions, fees and charges claimed by any agent, broker or finder (other than the Brokers) with respect to this lease or the negotiation thereof due to the dealings of the other with the claimant. Landlord will pay the commission of the Brokers pursuant to its separate agreement with the Brokers subject to execution and delivery of this lease by Landlord and Tenant.

47.   TENANT'S OPERATIONS
      -------------------

      A. Landlord has the right to use, repair, maintain and replace the facade and exterior elements of the Building and its appurtenances to comply with Laws and properly operate the Building and Landlord's exercise of such right shall not be a breach of the lease, a constructive, partial or actual eviction of Tenant or cause any rent abatement or release of Tenant. Tenant covenants and agrees to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the business herein permitted to be conducted in the demised premises and to pay, if, as and when due all license and permit fees and charges of any nature in connection therewith; not to use any sign or display (visual, auditory or otherwise) which has not been approved in writing by Landlord or any paper or temporary signage outside (or inside, if visible from outside) the demised premises. Tenant shall not obstruct or operate from the stairwells or any area around the demised

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

premises or cause any offensive, excessive or unusual noise, odor, or vibration in or about the demised premises. All signage, displays and the like, visible from the outside of the demised premises (including, but not limited to, entrance door signs and signs visible from the elevators) shall be subject to Landlord's prior written approval as to form, content, character, color, size, location and materials and shall be of first-class quality and appearance in conformity with Landlord's consent. The parties acknowledge that the Building may now be or may hereafter become subject to local laws or requirements of the Landmarks Preservation Commission, historic preservation district status and the like that may regulate items visible from the street (in addition to the exterior of the Building) and Tenant will comply at its own expense with any and all of those regulations and requirements for the Demised Premises relating to any alteration of Tenant. Tenant, at its own expense, shall provide, clean, maintain, repair and replace its permitted signs (if any) as necessary to comply with Laws and to keep the same in attractive and first class condition and free of graffiti.

      B. Anything in Article 2 or elsewhere in this lease to the contrary notwithstanding, Tenant shall not use or permit all or any part of the demised premises to be used for any of the following: (1) residential use of any kind;
(2) retail use (involving the presence of the general public in the demised premises) of any kind; (3) real estate brokerage or property management; (4) an employment, personnel or executive search agency (5) any health care, rehabilitation, massage, clinic, counseling or exercise facility of any kind, including, but not limited to, a medical or dental office; (6) occupancy by any foreign or domestic government or any subdivision, agency, department, or instrumentality thereof, including, without limitation, any foreign, federal, state or local governmental or quasi-governmental body, agency or department, or any other authority or entity that is affiliated therewith or controlled thereby, or any person, group or entity that enjoys diplomatic, sovereign or any other form of immunity from civil or criminal process; (7) occupancy by any political, labor, not-for-profit, religious, charitable, eleemosynary, school or educational corporation, or any other form of organization for such purposes;
(8) engaging in the sale or distribution of any goods, services or merchandise other than those expressly permitted under this lease; (9) the live performance of any form of entertainment, including, but not limited to, singing and/or the playing of any musical instrument of any kind in any manner whatsoever at any time, without regard to whether or not admission is charged for any live vocal or musical performance; (10) cooking other than the warming of prepared foods for employee lunches and snacks in a small microwave oven; (11) a messenger service; (12) banking, cash machine, check cashing and the like; (13) a recording studio; (14) sale or distribution of lewd or pornographic materials, alcoholic beverages, tobacco products or firearms of any kind; (15) the manufacturing of any product; (16) any activity which involves the storage, use or generation of medical waste, corrosive or toxic solids, liquids or gases, and/or hazardous materials.

      C. Tenant shall not use or permit the use of the demised premises or any part thereof in any way that would violate any of the covenants, agreements, terms, provisions and conditions of this lease or for any unlawful purpose or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or for anything to be done therein or anything to be brought into or be kept therein that, in the reasonable judgment of Landlord, shall in any way threaten to impair or adversely affect the character, reputation or appearance of the Building, the proper and economical operation of the Building or any systems, facility or service used to operate or clean all or any part of the Building or the demised premises, or the use of any of the areas of the Building by Landlord or the business or use of any of the other tenants or occupants of the Building. Tenant shall not install or use any equipment that, in the reasonable judgment of Landlord, could cause any adverse effect on the demised premises, the Building and/or the comfort and convenience of other tenants and occupants of the Building.

      D. Tenant acknowledges that the identity of Tenant, the specific character of Tenant's business, the anticipated use of the premises, and the relationship between such use and other uses within the

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

Building and adjacent properties have been material considerations to Landlord's entry into this lease. Any material change in the character of Tenant's business or Tenant's use will constitute a default under this lease. Tenant will not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised premises, nor will Tenant do or permit the doing of anything in connection with Tenant's business or advertising that in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any relationship between Landlord and Tenant.

48.   SUBORDINATION
      -------------

      A. This lease and Tenant's rights under this lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or at any time hereafter affecting or placed, charged, or enforced against all or any portion of the Building or any interest of Landlord in it or Landlord's interest in this lease and the leasehold estate created by this lease. The provisions of this paragraph will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within ten (10) days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination.

      B. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the demised premises, Tenant will pay to such holder all rents subsequently payable under this lease. Further, in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this lease. Such successor in interest will not be bound by: any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this lease if and to the extent that the same have been transferred by Landlord to such successor in interest; any amendment or modification of this lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien); any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest (as to which Landlord shall remain liable to Tenant); any claim for equitable or legal relief against such successor in interest for Landlord's failure or inability to complete construction required to be done by Landlord under the lease; or any other claim or offset of rent against the Landlord.

      C. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within ten (10) days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment. If Tenant fails to so execute or deliver any such instrument or any other estoppel certificate or the like when and as provided in this lease, Tenant irrevocably appoints Landlord as its attorney-in-fact to do so in Tenant's behalf if Landlord so elects.

      D. Tenant shall not record this lease or any short form memorandum of this lease without Landlord's prior written consent.

49.   ELECTRICITY (SUBMETER)
      ----------------------

      A. Tenant agrees that Landlord shall furnish electricity to Tenant on a "submetering" basis. Landlord shall instal1 any submeter(s) required in Landlord's judgment in the demised premises. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and / or distribution or redistribution of electricity, including, but not limited to, services which facilitate the distribution of service.

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

      B. Tenant covenants and agrees to purchase electricity from Landlord or Landlord's designated agent at charges, terms and rates, including, without limitation, fuel adjustments and taxes, equal to those specified in the Con Edison SC#4 bundled rate schedule, or any successor full bundled rate from which Landlord buys electricity from the utility, effective on and after the date Landlord first provides electricity to the demised premises, on a submetering basis plus two percent (2%) for transmission line loss and other redistribution costs. Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed separately in accordance with the rates and terms set forth herein. Bills therefore shall be rendered at such times as Landlord may elect and the amount, as computed from a meter(s) pursuant to the provisions of this Article shall be paid as additional rent. If any tax other than income tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the amount charged to, and paid by Tenant to Landlord as additional rent.

      C. If all or part of the submetering additional rent payable in accordance with this Article 49 becomes uncollectible or reduced or refunded by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of the additional rent for electrical submetering, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by the Landlord of consultant's fees and other redistribution costs, the fixed annual rent to be paid under this Lease shall be increased by an "alternative charge" which shall be a sum equal to $2.00 per year times the agreed rentable square foot area of the demised premises, changed in the same percentage as any increases in the cost to Landlord for electricity for the entire Building subsequent to January 1, 2000 because of electric rate, time of day charges, service classification or market price changes.

      D. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the demised premises in order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric service, Tenant, shall not, without Landlord's prior written consent in each instance (not to be unreasonably withheld or delayed), connect any fixtures, appliances or equipment (other than those set forth in Tenant's Plan and a reasonable number of table and floor lamps, typewriters, personal computers and similar small office machines using comparable electric current) to the Building's electric distribution system nor make any alteration or addition to the electrical system of the demised premises. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord upon notice to Tenant, and all reasonable and out-of-pocket cost and expenses of Landlord in connection therewith shall be paid by Tenant as additional rent upon demand by Landlord.

      E. Landlord reserves the right to discontinue furnishing electric current to Tenant in the demised premises at any time upon not less than sixty (60) days' notice to Tenant. If Landlord, at its option, exercises such right of discontinuance, this lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric current to Tenant, except that, from and after the effective date of such discontinuance, Electrical Charges shall no longer be payable by Tenant as additional rent, however in the event that the Tenant is delayed in obtaining direct electric service but continues to make reasonable efforts to do so, Landlord shall continue to provide electric service until Tenant has obtained direct electric service.

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

      F. If Landlord elects not to furnish electric current to Tenant, Tenant shall arrange to obtain electric current directly from the public utility corporation supplying electric current to the Building; and in that event, all risers, equipment and other facilities which may be required for Tenant to obtain electric current directly from such public utility corporation and may already be in the Building, may be used by Tenant at no additional charge from Tenant. If, in Landlord's reasonable judgment, additional risers are required, such risers shall be installed by Landlord at Tenant's reasonable expense, payable in advance to Landlord upon demand, provided same will not cause damage or injury to the Building or any part thereof or create a hazardous condition or entail excessive alterations, repairs or expense or unreasonably interfere with or disturb any other tenants or occupants of the Building, and in any event, any such installation shall be maintained by Tenant, at its expense and shall be subject to such reasonable conditions as Landlord and/or the public utility corporation may require. If Landlord shall not furnish electric current to Tenant it shall not be liable to Tenant therefor, provided that a replacement source is then available to Tenant, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued, unless due to Landlord's, its agents; or employees' willful improper act or omission or gross negligence.

      G. At all times, Tenant will comply with all present and future general rules, regulations, terms and conditions applicable to service equipment, wiring and requirements in accordance with the regulations of the public utility corporation supplying electric current to the Building with respect to the demised premises and Tenant's use of the electrical system in the Building.

50.   EXCULPATORY CLAUSE
      ------------------

Anything contained in this lease to the contrary notwithstanding, Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the demised premises, is to the interest of Landlord, and any such successor, in the demised premises and the Building of which the demised premises is a part. Tenant will not have any right to satisfy any judgment that it may have against Landlord, or any successor, from any other assets of Landlord, or any successor (unless any cause of action of Tenant against Landlord survives Landlord's transfer of its estate and interest). "Landlord" and "successor" include the shareholders, beneficial owners, members, venturers, and/or partners of "Landlord" and/or "successor" and the officers, directors, trustees and employees of "Landlord" and/or "successor." Anything contained in this lease to the contrary notwithstanding, in no event shall Landlord be liable to Tenant for any consequential, indirect, special, exemplary or punitive damages unless due to Landlord's carelessness, negligence or improper conduct.

51.   NOTICE OF LANDLORD'S DEFAULT
      ----------------------------

In the event of any alleged default in any obligation of Landlord under this lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other superior lien on the Building or this lease of which Tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default, but the same shall run concurrently with Landlord's thirty (30) day period.

52.   MODIFICATIONS REQUESTED BY MORTGAGEE
      ------------------------------------

If any actual or prospective holder of a fee or mortgage interest in the Building, the improvements thereon, the land thereunder or any leasehold interest in either requires the modification of this lease in such manner as does not materially lessen Tenant's rights or increase its obligations hereunder, Tenant shall not unreasonably withhold or delay its consent to such modification and shall execute and deliver such confirming documents therefor as such holder requires.

Lease Rider Page 10.                 Please Initial: Landlord _____ Tenant _____

53.   ESTOPPEL CERTIFICATE
      --------------------

Tenant, at any time, and from time to time, upon at least ten (10) days' prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord (the "Recipient") a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Annual Base Rent and additional rent have been paid, whether or not there exists any default by Landlord under this lease, and, if so, specifying each such default and any other matters reasonably requested by Landlord or the Recipient.

54.   NOTICES
      -------

Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any Laws, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by any such Laws, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed post-paid wrapper, in a United States Postal Service general or branch post office, or official depository within the exclusive care or custody thereof, addressed to either party, at its address set forth on the first page of this Lease. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be at the Building with a copy to the address on the first page of this lease, provided, however, that statutory notices shall be served upon Tenant at the demised premises in the manner provided by law. Either party may, on ten (10) days prior notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals, or statements to be sent to it. The foregoing notwithstanding, rent bills and statements may be sent by ordinary mail.

55.   AS IS
      -----

Tenant acknowledges that it has inspected and is fully familiar with the Building and the demised premises, and agrees that Landlord shall not be obligated to make any improvements or alterations to the demised premises to prepare it for Tenant's occupancy or otherwise, and that Tenant covenants and agrees to accept the demised premises in "as is" condition, except as otherwise provided in Exhibit "B" ("Landlord's Work") which is attached hereto and made a part hereof. Tenant acknowledges that nothing contained herein, and no consent or approval which may be issued by Landlord in connection with Tenant's alterations or otherwise shall constitute an express or implied representation of Landlord that the demised premises or the Building (with or without any alteration) will be suitable, feasible or lawful for any general or specific use, purpose or requirement of Tenant. Except as otherwise provided in Exhibit "B", all work required to enable Tenant to use the demised premises shall be provided by Tenant at is sole expense pursuant to plans, drawings and specifications therefor prepared by Tenant and submitted to, and approved by Landlord, subject to the provisions of this lease and the requirements of Laws.

56.   INSURANCE
      ---------

During the term of this lease and at all other times (if any) that Tenant has possession of the demised premises, Tenant shall pay for and keep in force comprehensive general liability policies with broad form endorsements and water damage legal liability coverage against any and all liability occasioned by accident or occurrence, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York, in the minimum amount of $5,000,000.00 combined single limit for personal injuries, death, and loss of, and damage to property. Tenant shall obtain "All Risk" insurance having extended coverage for fire and other casualties for its personal property, fixtures and equipment for the full replacement value thereof and such insurance policies, and any other property damage policies of Tenant, shall have an appropriate clause or endorsement whereby the insurer waives subrogation or consents to a waiver of the right of recovery against Landlord and Landlord's agent, and, to the extent permitted by law, Tenant hereby agrees not to make any claim against, or seek to recover from Landlord or

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

Landlord's agent for any loss or damage to property of the type covered by such insurance without regard to whether Tenant's claims exceed the coverage limits of its insurance policies. If the waiver and release set forth in the previous sentence shall be prohibited by law, the liability of any party that would have been released shall be secondary to the other's insurance. If at any time during the term of this lease it appears that public liability or property damage limits in the City of New York for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord and its agent(s) and mortgagee(s), as appropriate, shall be named as additional insureds in the aforesaid general liability insurance policies. All policies shall provide that Landlord shall be afforded thirty (30) days' prior notice of cancellation of such insurance. Tenant shall deliver certificates of insurance evidencing such policies. All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may pay it (after notice and expiration of period to cure) and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

57.   HAZARDOUS MATERIALS
      -------------------

      A. For purposes of this lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C.ss.ss. 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901-6987; or any other similar laws (collectively, "hazardous materials laws").

      B. Tenant will not cause or permit the storage, use, generation, or disposition of any hazardous materials in, on, or about the demised premises or the Building by Tenant, its agents, employees, or contractors. Tenant will not permit the demised premises to be used or operated in a manner that may cause the demised premises or the Building to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the demised premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the demised premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the demised premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the demised premises.

      C. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article, including, but not limited to, the removal, cleanup, and restoration work and materials necessary to return the demised premises and any other property of whatever nature located on the Building to their condition existing prior to the appearance of Tenant's hazardous materials on the demised premises. Tenant's obligations under this Article will survive the expiration or other termination of this lease.

58.   BANKRUPTCY
      ----------

Without limiting any of the provisions of Articles 16, 17 or 18 hereof, if pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this lease in disregard of the restrictions contained in
Article 11 or any other  provisions  of this lease,  Tenant agrees that adequate

Lease Rider Page 12.                 Please Initial: Landlord _____ Tenant _____
assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's Annual Base Rent then reserved hereunder plus an amount equal to all additional rent payable under the provisions of this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term of this lease as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease pursuant to the Bankruptcy Code, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the demised premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the Annual Base Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid.

59.   HOLDING OVER
      ------------

Tenant will have no right to remain in possession of all or any part of the demised premises after the expiration of the term. If Tenant remains in possession of all or any part of the demised premises after the end of the term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. In such event, monthly rent (the reasonable value of use and occupancy) will be increased to an amount equal to one ninth (1/9) of the sum of the Annual Base Rent plus all additional rentals payable during last year of the term, and any other sums due for additional rent under this lease will be payable in the amount and at the times specified in this lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this lease. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the demised premises after the expiration or sooner termination of this lease. The provisions of this Article shall survive the expiration or sooner termination of this lease.

60.   CONDITIONAL LIMITATION
      ----------------------

      A. In the event that twice in any twelve (12) month period (A) a non-monetary default of the kind set forth in Article 17(1) shall have occurred or (B) Tenant shall have defaulted in the payment of Annual Base Rent or additional rent, or any part of either, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured at any time after the commencement of such summary proceeding, any further default by Tenant within such twelve (12) month period shall be deemed to be a violation of a substantial obligation of this lease by Tenant and Landlord may serve a written ten (10) days' notice of cancellation of this lease upon Tenant and, upon the expiration of said ten (10) days, this lease and the term shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this lease and the term of this lease and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this lease.

      B. In the second (2nd) line of subdivision (1) of Article 17, "other than" is replaced by "including, but not limited to,".

61.   TENANT CHANGES
      --------------

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      A.  Supplementing  Article 3, Landlord's consent shall not be required for minor changes to the demised premises such as the installation of typical office decorations, furniture, furnishings, cabinets and shelves which are not affixed
to  the  realty.  All  other  renovations,   signs,  additions,   installations,
improvements and alterations of any kind or nature in or to the demised premises whether performed by Tenant or by Landlord (collectively, "Tenant Changes") shall require the prior written consent of Landlord which, in the case of a non-structural interior Tenant Changes, Landlord agrees not to unreasonably withhold or delay. In granting its consent to any Tenant Changes, Landlord may impose such reasonable conditions as Landlord may reasonably require. In no event shall Landlord be required to consent to any Tenant Changes that would adversely affect the structure of the Building, the exterior thereof, any part of the Building outside of the demised premises or the mechanical, electrical, heating, ventilation, air conditioning, sanitary, plumbing or other service systems and facilities (including elevators) of the Building. Tenant Changes shall be performed only by contractors designated or approved by Landlord (which approval shall not be unreasonably withheld or delayed) in accordance with plans, drawings and specifications prepared by Tenant at its own expense and submitted to, and approved in writing by Landlord. In connection with Landlord's review, modification, approval, supervision and/or coordination of Tenant Changes, Tenant shall, promptly upon demand, reimburse Landlord for any reasonable out-of-pocket fees, expenses and other charges incurred by Landlord or its agent in connection with the review, modification and/or approval of such plans and specifications by Landlord and other professional consultants of Landlord. Tenant shall promptly provide such evidence as Landlord may request to substantiate any such costs incurred by Tenant. Tenant shall, at its sole cost and expense, in making any Tenant Change, comply with all requirements of Local Law No. 5 of 1973 of The City of New York and the Americans With Disabilities Act, as heretofore and hereafter amended, as well as all other applicable Laws.

      B. Nothing in this lease is intended to constitute a consent by Landlord to the subjection of Landlord's or Tenant's interest in the Building to any lien or claim by any person that performs and/or supplies any work, labor, material, service or equipment to Tenant for any Tenant Change. Landlord hereby notifies all such persons of such intent and each such person agrees that by performing any Tenant Changes for Tenant it accepts that Landlord has not granted such consent and that such person shall not have a right to file any lien or claim against such interest of Landlord or Tenant in the Building or land upon which it is located. All materials and equipment to be incorporated in the demised premises as a result of all Tenant Changes shall be new and first quality; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Tenant shall not, at any time prior to or during the term of this lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Tenant Changes or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

      C. Any Tenant modifications, changes or alterations to the Class E fire safety system for the floor in the Building on which the demised premises are located ("Fire Safety System"), including without limitation, installing speakers, strobes and pull stations, making modifications to the reentry door(s) and making other Class E installations and hookups and making modifications and additions to said Fire Safety System, shall be performed by Tenant at its sole cost and expense pursuant to plans, drawings and specifications therefor to be prepared by Tenant and submitted to, and approved by Landlord. If Tenant shall have made such changes before Tenant's initial occupancy of the demised premises, Tenant shall deliver to Landlord a letter issued by the Building's Fire Safety System vendor/service provider indicating that all Fire Safety System devices located on the floor on which the Demised Premises are located are functioning properly together with a schedule indicating the dates for

Lease Rider Page 14.                 Please Initial: Landlord _____ Tenant _____
the pre-testing and final testing of the Fire Safety System providing for final testing to be completed within six (6) months from the date of the initial filing of any plans for any Tenant Change with the Department of Buildings of the City of New York. Tenant shall use only the contractor or contractors designated by Landlord with respect to any Tenant Change relating to the Fire Safety System as well as the maintenance, repair and replacement thereof, all of which are to be done by Tenant at its own expense. The costs incurred in connection with the modification kit for the Fire Safety System for the floor on which the demised premises are located to accommodate Tenant's Fire Safety System shall be paid by Tenant as additional rent within ten (10) days of being billed therefor by the Landlord.

      D. Tenant covenants and agrees that prior to and throughout the demised term, it shall not take any action which would violate Landlord's union contract, if any, affecting the Building, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of the Landlord or any other tenant or occupant in the Building or with the rights and privileges of any person(s) lawfully in said Building.

      E. Certificates of insurance from Tenant's contractor(s) evidencing insurance policies for each Tenant Change in forms, amounts, carriers and coverages satisfactory to Landlord (including, but not limited to, adequate Builder's Risk coverage) protecting Tenant, Landlord, Landlord's agent, Landlord's mortgagee, and the Tenant's contractors and subcontractors shall be submitted to Landlord for its review and approval prior to the commencement of any Tenant Change. Such insurance for construction shall be in addition to, and not in lieu of any other insurance required to be carried by Tenant under this lease.

      F. INTENTIONALLY DELETED

62.   LIMITATION ON RENT
      ------------------

If at the Commencement Date, or at any time during the Term, any of the rents reserved in this lease are not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant agrees to take such steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by law, an amount equal to (a) the rents that would have been paid pursuant to this lease but for such legal rent restriction less (b) the rents paid by Tenant to Landlord during the period such legal rent restriction was in effect.

63.   CONSENTS AND APPROVALS
      ----------------------

If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being agreed that Tenant's sole remedy shall be an action for specific performance or an injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

64.   CONFLICT BETWEEN RIDER AND PRINTED LEASE
      ----------------------------------------

If and to the extent that any of the provisions of any rider to this lease conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail. The description of a particular right or remedy of Landlord shall not be deemed exclusive or otherwise limit, waive or impair Landlord's resort to any or all other rights and remedies available. The terms "Owner" and "Landlord", whenever used in this lease shall have the same meaning. The meaning and effect of this lease shall not be determined subject to any presumption against Landlord as drafter. The doctrine of ejusdem generis
                                                                 ------- -------

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

shall not be applied to limit a general description to the same class or category of things or matters contained in the list (or specific description) which the general description follows or otherwise relates to. If a word or phrase contained in a prior draft of this lease was deleted intentionally, the meaning and effect of this lease shall be determined as if the language stricken had not been included in any prior draft.

65.   TENANT'S FEDERAL EMPLOYER TAX IDENTIFICATION NUMBER
      ---------------------------------------------------

Tenant states that its Federal Employer Tax Identification (or Social Security, as the case may be) Number (the "Number") is as follows: 13-1203170. From time to time, upon Landlord's request, Tenant shall confirm in writing that the Number provided by Tenant is correct and, if it is missing or incorrect, what the correct number is. Tenant shall indemnify Landlord from and against any and all liability for any claim, fine, penalty, cost or expense (including attorneys' fees) paid, suffered or incurred by reason of Tenant's failure to comply with this Article. Tenant shall, if required by law, obtain a sales tax identification number and furnish the same to Landlord upon request.

66.   NO ROOF ACCESS
      --------------

Tenant has been advised by Landlord and Tenant agrees and acknowledges that Tenant, Tenant's employees, guests, invites, and agents shall not at any time for any reason whatsoever use, access, enter or have any rights in or to the roof or roof top area of the Building. Tenant's failure to abide by the terms and conditions of this Article shall be deemed a material default of the Lease.

67.   GOVERNMENTAL REGULATIONS
      ------------------------

Notwithstanding anything contained in the lease to the contrary, if at any time during the term of this lease, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any Legal Requirement (as hereinafter defined), Tenant shall pay to Landlord, as additional rent, Tenant's Percentage of such cost within ten (10) days after demand therefor. For the purposes hereof: (i) the cost of any alteration or improvement shall be deemed to include the cost of labor and materials and the costs for preparing any necessary plans and the fees for filing such plans; and
(ii) the term "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the land and improvements constituting the Building or the demised premises or any part thereof, including the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this lease.

68.   PARTNERSHIP TENANT
      ------------------

If Tenant is a partnership (or if this lease shall be assigned to, or held by two (2) or more persons, individually and/or as co-partners of a partnership), any such partnership and such persons are referred to in this Article as a "Partnership Tenant," then the following provisions of this Article shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the demised premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and

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

conditions of this Lease on Tenant's part to be observed and performed as if each of them had signed this lease as one of the original parties comprising the Tenant, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed as aforesaid (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Article).

69.   SORTING AND SEPARATION OF REFUSE AND TRASH
      ------------------------------------------

Tenant covenants and agrees, at its sole cost and expense, to comply with all Laws regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by Laws. Each separately sorted category of waste products, garbage and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may at Landlord's option, be removed from the demised premises in accordance with a collection schedule prescribed by Laws. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage refuse or trash which are not separated and sorted as required by Laws and to require Tenant to arrange for such collection, at Tenant's sole cost and expense utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold
Landlord harmless on demand from and against any actions, claims and suits arising from such non-compliance, utilizing counsel hired by Tenant that is reasonably satisfactory to Landlord.

70.   CERTAIN TAX INCENTIVE AND ABATEMENT PROGRAMS
      --------------------------------------------

      A. Landlord and Tenant acknowledge that Landlord may apply for a certificate of eligibility from the Department of Finance of the City of New York determining that Landlord is eligible to apply for exemption from tax payments for the Building pursuant to the provisions of Section 11-256 through 11-267 (the "ICIP Program") of the Administrative Code of the City of New York and the regulations promulgated pursuant to the ICIP Program. Any such tax exemption for the Building is referred to as "Tax Exemption" and the period of such Tax Exemption is referred to as the "Tax Exemption Period". Landlord agrees that Tenant shall not be required to (a) pay Taxes or charges which become due because of the willful neglect or fraud by Landlord in connection with the ICIP Program or (b) otherwise relieve or indemnify Landlord from any personal liability arising under the ICIP Program, except where imposition of such Taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease. Tenant agrees (i) to report to Landlord, as often as is necessary under such regulations, the number of workers engaged in employment in the Demised Premises, the nature of each worker's employment and the residency of each worker and to provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York at all reasonable times at the request of Landlord, (ii) that any work performed by Tenant or any person or entity claiming through or under Tenant shall be subject to the requirements of Executive Order No. 50 (April 25, 1980) and the Rules and Regulations promulgated thereunder (collectively, "EO 50") and the ICIP Program and (iii) that Tenant will comply with and cause its general contractor, construction manager, and all other subcontractors (collectively, the "Contractors") to comply with EO 50 and the ICIP Program. Tenant represents to the Landlord that, within the seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violation by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for a

Lease Rider Page 17.                 Please Initial: Landlord _____ Tenant _____
violation of such laws presently pending against Tenant. Upon request of Landlord, from time to time, Tenant agrees to update said representation when required because of the ICIP Program and regulations thereunder. Tenant further agrees to cooperate with Landlord in compliance with such ICIP Program and regulations to aid Landlord in obtaining and maintaining the Tax Exemption and, if requested by Landlord, to post a notice in a conspicuous place in the Demised Premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by the Department of Finance stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to the Department of Finance to be considered in determining Landlord's eligibility for benefits. Tenant acknowledges that its obligations under the provisions of Subsection 23.02.A. may be greater if Landlord fails to obtain a Tax Exemption, and agrees that Landlord shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Landlord fails to obtain a Tax Exemption.

      B. Landlord has applied or may hereafter apply to make the demised premises eligible for the New York City Commercial Enhancement Program ("CEP"). If Tenant is deemed eligible for CEP, any reduction in real property taxes on the Tenant's Percentage thereof will be passed through to the tenant. Tenant understands that the minimum required expenditure for any given space to be eligible for CEP is $2.50 per square foot or $25 per square foot, depending on the length and nature of the lease. The tenant also understands that all abatements granted under CEP are contingent upon Landlord's payment of real estate taxes, water or sewer charges, and/or other lienable charges during the benefit period, which Landlord covenants to pay. Benefits will be revoked if such charges are not paid as provided in the relevant law.

      C. Tenant agrees to submit a complete Energy Cost Savings Program ("ECSP") application to the New York City Department of Business Services ("DBS") as directed by Landlord or Landlord's representative. Tenant agrees to comply with ECSP and DBS rules and regulations regarding same. This includes the submittal of all appropriate documentation required for the ECSP approval including, but not limited to, one week of payroll information current at the time of application submittal, disclosing the identity of all company principals, and the like. Landlord will cooperate with Tenant's application process as it may pertain to the supplying of Landlord requisite information. If Tenant has an existing lease at the time of ECSP building approval, it must submit the completed ECSP application to DBS within ninety (90) days of such approval and notification by Landlord.

      D. In no event shall Landlord have any liability to Tenant if Landlord fails to obtain the benefits, in whole or in part, of any tax abatement, credit or exemption described in this Article or otherwise.

71.   AIR CONDITIONING
      ----------------

      A. Tenant shall, at its own cost and expense operate, maintain, repair and replace the air conditioning system, equipment and facilities (hereinafter called the "AC System") now or hereafter located in or servicing the demised premises, and provide a repair and maintenance contract in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. Any additions or other alterations to the AC System shall require Landlord's prior written consent, which consent shall not be unreasonably withheld in accordance with the applicable provisions of this lease relating to "Tenant Changes". The electricity consumed by the AC System shall be paid for by Tenant subject to the applicable provisions of Article 49.

      B. If the AC System shall consist of one or more package air-conditioning or air handling units (collectively, the "Units") located in the demised premises, condenser water will be provided by Landlord at Landlord's expense from Monday to Friday, 8:00A.M. to 8:00P.M. and Saturday, 8:00A.M. to 5:00P, M. during the period May 1 to October 31.

Lease Rider Page 18.                 Please Initial: Landlord _____ Tenant _____

      C. Tenant's obligation to maintain Units shall include, but not be limited to, the periodic cleaning and/or replacements of filters, replacement of fuses and belts, the calibration of thermostats and all startup and shut down maintenance of the Units. In the event Tenant shall fail to engage an air conditioning company as provided in this Article, or Landlord chooses to service and maintain the units, Landlord may (but shall not be obligated to) perform such maintenance and/or engage an air conditioning service company at Tenant's expense to perform the aforesaid maintenance on the Units, and Tenant shall pay within thirty (30) days of demand as additional rent hereunder all expenses incurred by Landlord in connection therewith.

            The foregoing notwithstanding, commencing as of the inception of the term of this lease and continuing until further notice to the contrary from Landlord, Landlord shall have Katz Metal Fabricators (or any other replacement air conditioning service contractor selected by Landlord) perform Tenant's maintenance obligations under this Article at Tenant's expense, with Tenant to pay Landlord additional rent in the sum of $415.00 per month in advance on the first day of each and every month during the term for such air conditioning maintenance contract, subject to reasonable adjustments from time to time on prior written notice from Landlord to Tenant to reflect changes in the cost thereof.

      D. If any permit or license shall be required for the operation of AC System, Landlord shall have the option of obtaining the same on Tenant's behalf and at Tenant's expense, or by written notice to Tenant requiring Tenant, at Tenant's expense, to obtain and maintain any such permit or license.

      E. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article when the necessity therefore arises by reason of accident, emergency, or when required by any law, order or regulation of any Federal, State, County or Municipal authority or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting there from may be for as short a period of time as circumstances will permit, except that nothing shall be construed so as to require Landlord to employ overtime help. No diminution or abatement of rent or additional rent or other compensation or claim of constructive eviction shall or will be claimed by Tenant as a result there from nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension.

72.   UTILITY SERVICES
      ----------------

Tenant shall pay for any and all utility services used for or consumed in the demised premises relating to Tenant's alteration, occupancy, use or operation of the demised premises at any time prior, during and after the Term. As used herein, "utility services" shall include, but not be limited to, energy charges, any Internet access fees, cable company services, and local and long distance wired and wireless telephone charges for voice and/or data. Tenant shall indemnify, defend and hold Landlord harmless on demand from and against any liability of Landlord for the failure of Tenant to pay for utility services furnished to Tenant.

73.   TENANT'S WORK AND CLEANING/TRASH SERVICES
      -----------------------------------------

      A. Subject to the applicable provisions of this Lease relating to Tenant Changes, Tenant shall provide all of the work ("Tenant's Work") necessary for it to use the demised premises as contemplated in this Lease other than Landlord's Work.

      B. Landlord, at its sole cost and expense, shall provide building-standard cleaning and trash removal services for the demised premises commencing as of the date on which Tenant takes possession of the demised premises.

74.   INTENTIONALLY DELETED

75.   LOAN TOWARDS CONSTRUCTION COSTS
      -------------------------------

Lease Rider Page 19.                 Please Initial: Landlord _____ Tenant _____

In furtherance of the improvement of the demised premises and the performance of "Landlord's Work", Tenant shall, upon the execution of this lease, advance to Landlord, as a loan, the sum of $625,000.00 (the "Loan"). In consideration thereof, Landlord promises to pay to Tenant or order not later than January 1, 2006 (the "Maturity Date") the sum of $625,000.00 with interest thereon at the rate of six percent (6%) per annum, compounded annually, provided however that the Loan and the rights and obligations of the parties in respect thereof, shall be subject to the following terms, conditions and modifications:

      A. If Tenant shall have exercised its rights under Article 76 (the "Giveback Clause") then, as of January 1, 2004 (the "Giveback Date"), and provided Tenant is not then in default of any material obligation under the Lease, the Loan shall be reduced to $407,916.05 (the "Reduced Principal Amount"), and Landlord shall pay to Tenant, not later than January 15, 2004 an amount (the "Refund") equal to the difference between the Loan (plus the interest accrued thereon) and the Reduced Principal Amount, and the Reduced Principal Amount shall thereupon commence to accrue interest as aforesaid. In the event that Landlord shall fail to pay the Refund, in whole or in part, when due, any deficiency shall be added to the Reduced Principal Amount.

      B. If Tenant shall be in default under any provision of this Lease which would entitle Landlord to apply monies held as a Security Deposit pursuant to
Article 32, Landlord shall have the right to cause the Loan (or the Reduced Principal Amount, as the case may be) to be reduced accordingly, and, in each such instance, Landlord shall inform Tenant in writing of such reduction, and Tenant shall advance to Landlord funds sufficient to replace the amount by which the Loan (or the Reduced Principal Amount) shall have been so reduced within ten
(10) days of demand therefor.

      C. Not later than June 30, 2004 (the "Adjustment Date"), Landlord shall deliver to Tenant a statement setting forth (i) the Loan (or the Reduced Principal Amount) and the interest accrued thereon, (ii) the amount of Annual Base Rent payable through the end of the Term, and (iii) the date (the "Abatement Date") on which, assuming all intervening payments of rent have been made, the Loan (or the Reduced Principal Amount) and the interest accrued thereon shall equal the Annual Base Rent due for the balance of the Term. From and after the Abatement Date, the Annual Base Rent shall abate, and for each month of the Term for which the Rent shall have so abated, the Loan (or the Reduced Principal Amount) shall be reduced by the amount of the Monthly Base Rent otherwise payable in respect of said month. In the event of an extension of the Term under Articles 77 and 78, payment of the Annual Base Rent shall resume upon Landlord's receipt of "Tenant's First Renewal Notice" under Article 77 (or upon Landlord's receipt of "Tenant's Second Renewal Notice" under Article 78, as the case may be) until such time that the remainder of the Loan (or the Reduced Principal Amount) and the interest accrued thereon shall equal the Annual Base Rent payable through the end of the "First Renewal Period" (or the "Second Renewal Period", as the case may be), whereupon the Annual Base Rent shall again abate. If, during the Term or any Renewal Period thereof, Tenant shall have been placed in liquidation or rehabilitation by the State of New York Insurance Department, become insolvent, entered into receivership, or adjudicated a bankrupt, then, notwithstanding the foregoing provisions of this Article 75, Paragraph C, any abatement of Annual Base Rent on account of the Loan or the Reduced Principal Amount which would then otherwise be in effect shall cease, and Tenant shall resume payment of Annual Base Rent (and the monthly reduction of the Loan or the Reduced Principal Amount shall cease) during the pendency of such liquidation, rehabilitation, insolvency, receivership, or bankruptcy. Thereafter, the Rent abatement and Loan reduction provisions shall resume for the balance of the Term or any Renewal Period thereof, at the end of which any remaining balance of principal and interest in respect of the Loan or the Reduced Principal Amount shall be paid by Landlord to Tenant on demand.

      D. Not later then the last day of the Term (as extended if applicable), Landlord shall prepare and submit to Tenant a reconciliation setting forth the amounts, if any, then due and payable to either party hereunder, and the parties shall resolve same in good faith.

Lease Rider Page 20.                 Please Initial: Landlord _____ Tenant _____

76.   GIVEBACK CLAUSE
      ---------------

If Tenant is not in default under this lease and it remains in effect, the initial Tenant named herein shall have a right to surrender the portion of the demised premises labeled "Giveback Space" in Exhibit "A" effective as of January 1, 2004 (the "Giveback Date"), provided that Tenant notifies Landlord of such election to surrender the Giveback Space broom clean and free of all liens, claims, damages, occupants and personal property on the Giveback Date by certified mail, return receipt requested, no later than October 1, 2003 ("Giveback Notice"). If Tenant gives the Giveback Notice within the time (of the essence), in the manner, and under the circumstances described above, and Tenant surrenders the Giveback Space within the time (of the essence), in the manner, and under the circumstances described above, the following amendments to this lease shall become effective on the Giveback Date:

      A. The demised premises shall no longer include the Giveback Space;

      B. The agreed "Rentable Square Footage" of the demised premises in Article 41 shall be changed from 25,000 to 15,380;

      C. The "Tenant's Percentage" in Article 41 shall be changed from 5.252% to 3.231%;

      D. The "Annual Base Rent" during the period from January 1, 2004 to December 31, 2004 shall be changed from $663,062.50 to $407,916.05 (the "Monthly Base Rent" shall be changed from $55,255.21 to $33,993.00); the "Annual Base Rent" during the period from January 1, 2005 to December 31, 2005 shall be changed from $682,954.38 to $420,153.53 (the "Monthly Base Rent" shall be changed from $56,912.87 to $35,012.79).

77.   FIRST ONE-YEAR RENEWAL OPTION
      -----------------------------

If Tenant is not in default under this lease and it remains in effect, the initial Tenant named herein shall have an option to renew and extend the term of this lease for a period of one (1) year, i.e., from January 1, 2006 to December 31, 2006 (the "First Renewal Period") by giving notice of such election to Landlord ("Tenant's First Renewal Notice") by certified mail, return receipt requested, no later than September 1, 2005. If Tenant shall give Tenant's First Renewal Notice to Landlord within the time (of the essence), in the manner, and under the circumstances described in this paragraph, the Term of this lease shall be renewed and extended for the First Renewal Period on all of the same terms, provisions, covenants and conditions except that:

      A. Tenant will accept the demised premises in "as is" condition at the commencement of the First Renewal Period;

      B. The "Expiration Date" of this lease shall become December 31, 2006;

      C. If Tenant has exercised its right to surrender the "Giveback Space" referenced above, the "Annual Base Rent" shall be $432,758.14 per year ($36,063.18 per month) in and for the First Renewal Period;

      D. If Tenant has not exercised its right to surrender the "Giveback Space" referenced above, the "Annual Base Rent" shall be $703,443.01 per year ($58,620.25 per month) in and for the First Renewal Period.

78.   SECOND ONE-YEAR RENEWAL OPTION
      ------------------------------

If Tenant is not in default under this lease and it remains in effect, the initial Tenant named herein shall have an option to renew and extend the term of this lease for an additional period of one (1) year, i.e., from January 1, 2007 to December 31, 2007 (the "Second Renewal Period") by giving notice of such election to Landlord ("Tenant's Second Renewal Notice") by certified mail, return receipt requested, no later than September 1, 2006. If Tenant shall give Tenant's Second Renewal Notice to Landlord within the time (of the essence), in the manner, and under the circumstances described in this paragraph, the

Lease Rider Page 21.                 Please Initial: Landlord _____ Tenant _____

Term of this lease shall be renewed and extended for the Second Renewal Period on all of the same terms, provisions, covenants and conditions except that:

      A. Tenant will accept the demised premises in "as is" condition at the commencement of the Second Renewal Period;

      B. The "Expiration Date" of this lease shall become December 31, 2007;

      C. If Tenant has exercised its right to surrender the "Giveback Space" referenced above, the "Annual Base Rent" shall be $445,740.88 per year ($37,145.07 per month) in and for the Second Renewal Period;

      D. If Tenant has not exercised its right to surrender the "Giveback Space" referenced above, the "Annual Base Rent" shall be $724,546.30 per year ($60,378.86 per month) in and for the Second Renewal Period.

79.   PREMISES RENDERED UNUSABLE
      --------------------------

In the event that, as a direct result of (a) Landlord's failure (i) to maintain and repair the exterior and/or the public portions of the Building pursuant to
Article 4, (ii) to provide elevator service, heat or water pursuant to Article 31, (iii) to provide condenser water for the AC System or otherwise provide services pursuant to Article 71 or (iv) to furnish electricity pursuant to
Article 49 (except as otherwise permitted by paragraphs E or F); or (b) Landlord's performance of (x) work within the demised premises pursuant to
Article 13, (y) Building alterations and repairs pursuant to Article 20 or (z) repairs or maintenance of the facade or exterior of the Building pursuant to
Article 47, Tenant shall be unable to use and occupy the demised premises (or a portion thereof) for the normal conduct of Tenant's business as permitted under the Lease, Tenant shall give written notice to Landlord, which notice shall specify the condition complained of. If Landlord shall fail to remedy said condition and said failure shall continue for a period of fifteen (15) days or more from the date of receipt of the foregoing notice, Tenant may deliver a second notice to Landlord, and the Monthly Base Rent shall abate (proportionately if only a portion of the demised premises is so affected) for the period commencing with Landlord's receipt of Tenant's second notice and continuing until the earlier of the date such condition is remedied or the date Tenant shall re-occupy the demised premises. The foregoing provisions shall apply notwithstanding any provision to the contrary which would limit or deny Tenant's right to abate Rent as set forth in this Lease.

80.   FAILURE TO GIVE POSSESSION
      --------------------------

      A. Notwithstanding the provisions of Article 24 hereof, if Landlord anticipates that it will be unable to complete "Landlord's Work" (as defined in Exhibit "B" attached hereto and made a part hereof) and deliver possession of the demised premises to Tenant by February 15, 2002, Landlord shall so notify Tenant in writing no later than January 1, 2002. Tenant shall receive a credit against Annual Base Rent in the amount of twice such rent, prorated for each full week following February 15, 2002 until Landlord shall have completed Landlord's Work and delivered possession of the demised premises to Tenant.

      B. "Tenant's Plans" (as defined in Exhibit "B" attached hereto and made a part hereof) shall be submitted to, agreed to and approved by Landlord by November 1, 2001. If Tenant's Plans are not submitted to, agreed to and approved by Landlord by November 1, 2001, then both Landlord's notification date and Tenant's rent credit effective date, as outlined in Paragraph A above, shall be tolled for every day that Landlord does not have approved plans. If Tenant's Plans are not submitted to, agreed to and approved by Landlord by December 1, 2001, the provisions of this Article shall be of no further force or effect, provided however that Landlord's consent shall not be unreasonably withheld or delayed.

Lease Rider Page 22.                 Please Initial: Landlord _____ Tenant _____

                                   Exhibit "A"

                         Diagram of the Demised Premises
                         -------------------------------

   [Not to scale; all dimensions approximate; subject to actual conditions.]


Lease Rider Page 23.                 Please Initial: Landlord _____ Tenant _____

                                   Exhibit "B"

                                 Landlord's Work
                                 ---------------

Landlord shall do the following once at Landlord's expense promptly after the date hereof and shall substantially complete the same subject to the provisions of Article 80: Supply and install "Landlord's Work" as depicted in "Tenant's Plans" as defined below.

                                    Section I

"Landlord's Work" shall mean provide a newly finished space with newly renovated common areas including the following:

1. Supply and install air conditioning equipment complete with round spiral ductwork sufficient to cool entire premises.

2. Supply and install building-standard separate electrical meter, circuit breaker box, lighting, and electrical outlets.

3.    Insulate, sheetrock, and paint perimeter walls in entire premises.

4.    Paint concrete ceilings and columns in entire premises.

5.    Finish floor with a choice of gray epoxy or carpeting.

6. Supply and install building-standard perimeter baseboard heating and thermostat(s).

7.    Supply and install building-standard windows throughout the premises.

8.    Construct building-standard ADA-compliant bathrooms.

9.    Construct building-standard hallways.


                                   Section II

IF TENANT'S PLANS HAVE BEEN AGREED TO AND APPROVED BY LANDLORD AS OF THE DATE OF EXECUTION OF THIS LEASE, "Tenant's Plans" shall mean those plans identified as ___________________________________, signed by Landlord and attached hereto.

IF TENANT'S PLANS HAVE NOT BEEN AGREED TO AND APPROVED BY LANDLORD AS OF THE DATE OF EXECUTION OF THIS LEASE, "Tenant's Plans" shall mean those plans hereafter submitted to, agreed to and approved by Landlord.

ANY AND ALL OF TENANT'S PLANS HERETOFORE OR HEREAFTER FURNISHED TO LANDLORD SHALL BE SUBJECT TO THE APPLICABLE PROVISIONS OF THE LEASE TO WHICH THIS EXHIBIT IS ATTACHED INCLUDING, BUT NOT LIMITED TO, ANY AND ALL APPLICABLE LAWS.




Lease Rider Page 24.                 Please Initial: Landlord _____ Tenant _____